Exhibit 3.519

Prescribed by J. Kenneth Blackwell

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Central Ohio: (6l4)466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)	Expedite this form ☑ Yes
ARTICLES OF ORGANIZATION
(Under Section 1705.04 of the Ohio Revised Code)
Limited Liability Company
     The undersigned, desiring to form a limited liability Company, under Chapter 1705 of the Ohio Revised Code, do hereby state the following:

FIRST:	The name of said limited liability company shall be:
General Refuse, Service of Ohio, L.L.C.

(the name must include the words “limited liability company”, “limited”, “Ltd.”, “Ltd.”, “LLC”, or “L.L.C.”)

SECOND:	This limited liability company shall exist for a period of Perpetual
THIRD:            The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is:

1300 East 9th Street

(street address or post office box)

Cleveland	Ohio	44114

(city, village, or township)	(state)	(zip code)
☐ Please check this box if additional provisions are attached hereto
Provisions attached hereto are incorporated herein and made a part of these articles of organization.
RECEIVED
SECRETARY OF STATE

2001 JAN-4 PM 4:22

CLIENT SERVICE CENTER

J. Kenneth Blackwell
Secretary of State

FOURTH:	Purpose (optional)

IN WITNESS WHEREOF, we have hereunto subscribed our names on	12-27-00
(date)

Signed	/s/ Randie G. Lawson

Randie G. Lawson, President of General Refuse Service of Mason County, Inc. — Manager

Name	General Refuse Service of Mason County, Inc.

	Prescribed by J. Kenneth Blackwell	Expedite this Form: [ILLEGIBLE]

	Ohio Secretary of State	[ILLEGIBLE]

	Central Ohio: (614) 466-3910	☐ Yes	PO Box 1390
	Toll Free: 1-877-SOS-FILE (1-877-767-3453)		Columbus, OH 43216
*** Requires an additional fee of $100 ***

www.state.oh.us/sos		☑ No	PO Box 1028
e-mail: busserv@sos.state.oh.us			Columbus, OH 43216

Limited Liability Company Certificate of
Amendment / Restatement / Correction
(Domestic or Foreign)
Filing Fee $50.00
(CHECK ONLY ONE (1) BOX)

(1)	Domestic Limited Liability Company	(2) Foreign Limited Liability Company
	☑ Amendment (129.LAM)	☐ Correction (135-LFC)
☐ Restatement (142.LRA)

01/04/2001

	(Date of Organization)	(Home State)	(Qualifying in Ohio on MM/DD/YY)

The undersigned authorized representative of	General Refuse Service of Ohio, L.L.C.	1202367

	(Name)	(Registration Number)
The above stated Limited Liability Company does hereby certify that the undersigned is duly authorised to execute this certificate, and hereby certifies that the above named Limited Liability company the following:
☑ Amend ☐ Restate ☐ Correct
[ILLEGIBLE]
Complete the information in this section if box (1) Restatement is checked, all sections below must be completed. If box (1) Amendment or box (2) Correction is checked only complete sections that applies.

FIRST:	The name of said limited liability company shall be:

(the name must include the words “limited liability company”, “limited”, “Ltd.”, “Ltd.”, “LLC” or “LLC”)

SECOND:	(OPTIONAL) This limited liability company shall exist for a period of

THIRD:	The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is (OPTIONAL):

18500 North Allied Way

(street address)	NOTE: P.O. Box Addresses are NOT acceptable.

Phoenix	AZ	85054

(city, township, or village)	(state)	(zip code)
☐ Please check if additional provisions attached hereto are incorporated herein and made a part of these articles of organization.

FOURTH:	Purpose (OPTIONAL)

Last Revised May 2002

Complete the Information in this section if box (2) is cheeked and the Limited Liability Company wants to appoint a statutory agent.
The limited liability company hereby appoints the following as its agent upon whom process against the limited liability company may be served in the state of Ohio. The name and complete address of the agent is:

(Name)

(Street)	NOTE- P.O. Box Addresses are Not acceptable.

Ohio

(City, Village or township)	(State)	(Zip Code)
The limited liability company irrevocably consents to service of process on the agent listed above as long as the authority of the agent continues, and to service of process upon the OHIO SECRETARY OF STATE if:
A.	the agent cannot be found or,

B.	the limited liability company falls to designate another agent when required to do so, or,

C.	the limited liability company’s registration to do business in Ohio expires or is cancelled.

REQUIRED
Must be authenticated (signed)	/s/ Ryan N. Kenigsberg	11/6/2006

by an authorized representative	Authorized Representative	Date
(See Instructions)	Ryan N. Kenigsberg, Attorney-In-Fact

	Authorized Representative	Date

	Authorized Representative	Date
Last Revised May 2002